UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota		57104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 679-6980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2023, the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”) recommended the appointment of, and the Board subsequently appointed, Ms. Helen Katherine Ellias to serve as a Class II director of the Company, effective as of November 20, 2023 until the Company’s 2026 annual meeting of stockholders or until Ms. Ellias’ successor is duly elected and qualified. There is no arrangement or understanding between Ms. Ellias and any other person pursuant to which Ms. Ellias was selected as a director of the Company and there is no family relationship between Ms. Ellias and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Ms. Ellias which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Ms. Ellias serves as a Managing Director at the JDRF T1D Fund LLC, a venture philanthropy fund with approximately $200 million in assets (the “T1D Fund”), including an investment in the Company. Ms. Ellias joined the T1D Fund in 2018 where she has led a number of investments in companies developing T1D-oriented therapies, and served as a director on the board of several including, DiogenX, Veralox Therapeutics, i2O Therapeutics, and Capillary Biomedical. Ms. Ellias joined the T1D Fund from Endeavour Vision, a Geneva-based growth stage venture fund. She was previously Principal at Sofinnova Partners, Paris, a leading early-stage life sciences fund. Ms. Ellias has also held roles in business development with Medtronic and started her career at McKinsey & Company. She holds an M.B.A. in Healthcare Management from the Wharton School at the University of Pennsylvania and a B.A. in International Relations and Political Science from Yale University.

As previously disclosed in a Current Report on Form 8-K originally filed with the Securities and Exchange Commission on October 2, 2023 (the “Original Report”), as amended on November 14, 2023 (the “Amended Report”), on October 2, 2023, the Company consummated a private placement offering of securities, whereby the Company issued an aggregate of 59,654 shares of Series A-1 Convertible Preferred Stock, par value $0.0001 per share, and preferred tranche B and C warrants to acquire shares of Series A-3 Convertible Preferred Stock, par value $0.0001 per share, to certain institutional and accredited investors (the “Offering”). The T1D Fund participated in the Offering. The foregoing is merely a summary of the Offering and is qualified in its entirety by reference to the disclosures in the Original Report and Amended Report, and the full text of the documents filed with the Original Report and incorporated therein by reference.

Item 7.01 Regulation FD Disclosure.

On November 20, 2023, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing the appointment of Ms. Ellias. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 20, 2023
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	November 20, 2023	By:	/s/ Michael G. King, Jr.
Michael G. King, Jr. Chief Financial Officer